                                                                   EXHIBIT 10.61

                                                                  EXECUTION COPY



                                 LOAN AGREEMENT
                                  US$10,000,000

                               MAXTOR CORPORATION
                                  - BORROWER -


                            BANQUE NATIONALE DE PARIS
                                  SEOUL BRANCH

                                   - LENDER -


                       HYUNDAI ELECTRONICS IND. CO., LTD.
                                  - GUARANTOR -





                                DECEMBER 20, 1996

                                TABLE OF CONTENTS


Article                                                                   Page
-------                                                                   ----
                PREAMBLE                                                    1

1.              DEFINITIONS                                                 1

1.01            Advance                                                     1
1.02            Availability Period                                         1
1.03            Banking Day                                                 2
1.04            Commitment                                                  2
1.05            Dollars                                                     2
1.06            Drawdown                                                    2
1.07            Encumbrance                                                 2
1.08            Event of Default                                            2
1.09            Guarantor                                                   2
1.10            Guaranty                                                    2
1.11            Indebtedness                                                2
1.12            Interbank Rate                                              2
1.13            Interest Determination Date                                 3
1.14            Interest Payment Date                                       3
1.15            Interest Period                                             3
1.16            Loan                                                        3
1.17            Month                                                       3
1.18            Permitted Liens                                             3
1.19            Repayment Date                                              5
1.20            Termination Date                                            5
1.21            Won                                                         5

2.              THE LOAN                                                    5

2.01            Purpose and Amount of Loan                                  5
2.02            Drawdown                                                    5

3.              INTEREST AND DEFAULT INTEREST                               6

3.01            Interest Rate                                               6
3.02            Interest Determination                                      6
3.03            Default Interest                                            6
3.04            Costs                                                       6

4.              PAYMENT AND REPAYMENT                                       7

4.01            Interest                                                    7
4.02            Repayment                                                   7
4.03            Prepayment                                                  7

Article                                                                  Page
-------                                                                  ----
4.04     Banking Day                                                      7
4.O5     Place of Payment                                                 7
4.06     Application of Payments                                          8
4.07     Loan Account                                                     8

5.       SECURITY                                                         8

5.01     Default Note                                                     8
5.02     Guaranty                                                         8

6.       YIELD PROTECTION                                                 9

6.01     Substitute Basis of Borrowing                                    9
6.02     Taxes                                                            9
6.03     Compliance Costs                                                11
6.04     Change of Law                                                   11
6.05     Adversity Prepayment                                            12
6.06     Funding Costs                                                   12
6.07     Dollar Transaction                                              12

7.       BORROWER'S REPRESENTATIONS AND WARRANTIES                       12

7.01     Representations and Warranties                                  12
7.02     Repetitions                                                     16

8.       COVENANTS                                                       16

8.01     Financial Statements                                            16
8.02     Taxes                                                           17
8.03     Representations and Warranties                                  17
8.04     Litigation                                                      17
8.05     Notice                                                          17
8.06     Further Documents                                               17
8.07     Government Approval                                             17

9.       CONDITIONS PRECEDENT                                            18

9.01     First Drawdown                                                  18
9.02     Subsequent Drawdowns                                            18
9.03     Other Conditions Precedent                                      19

10.      EVENTS OF DEFAULT                                               19

10.01    Event of Default                                                19
10.02    Consequences of Default                                         22

Article                                                                  Page
-------                                                                  ----
11.          MISCELLANEOUS                                                22

11.01        Term                                                         22
11.02        Entire Agreement                                             22
11.03        Waiver; Cumulative Rights                                    22
11.04        Assignment; Participation                                    23
11.05        Indemnification                                              23
11.06        Governing Law and Jurisdiction                               23
11.07        Waiver of Sovereign Immunity                                 24
11.08        Set-Offs                                                     24
11.09        Notices                                                      24
11.10        Severability                                                 26
11.11        Counterparts                                                 26

             SIGNATURES                                                   27

EXHIBITS
EXHIBIT A    Corporate Guaranty
EXHIBIT B    Notice of Drawdown
EXHIBIT C    Irrevocable Power of Attorney Agreement
             To Complete Promissory Note
EXHIBIT D    Certificate
EXHIBIT E    Certificate

                                 LOAN AGREEMENT



        THIS LOAN AGREEMENT (the "Agreement") is entered into as of this 20th day of December, 1996 by and between:

        MAXTOR CORPORATION, A juridical person (chusik hoesa), organized and existing under the laws of the State of Delaware with its registered office at 510 Cottonwood Drive Milpitas, C.A., 95035, U.S.A. (the "Borrower"), and

        BANQUE NATIONALE DE PARIS, SEOUL BRANCH, a foreign bank branch duly licensed in Korea, having its office at 8F., Oriental Chemical Building, 50, Sokong-dong, Chung-ku, Seoul, Korea (the "Lender") .


                                   WITNESSETH:


        WHEREAS, the Borrower has requested the Lender to extend to the Borrower loans in an aggregate principal amount not to exceed Ten Million United States Dollars (US$10,000,000) in order to finance working capital of the Borrower for its business operation; and

        WHEREAS, subject to the terms and conditions of this Agreement and the applicable laws and regulations of Korea and the state of Delaware of the United States of America, including the Foreign Exchange Management Regulations of Korea, the Lender has agreed to extend to the Borrower the loans so requested by the Borrower.

        NOW, THEREFORE, it is hereby agreed as follows:


Article 1. Definitions.

In addition to those terms defined above, the following terms as used herein shall have the meanings set forth below, which shall include both the singular and plural thereof.

1.01 "Advance" shall mean an advance to the Borrower by the Lender of a Drawdown AS specified in Section 2.02.

1.02 "Availability Period" shall mean a period beginning on the date of this Agreement and ending on the date falling three (3) months thereafter.

1.03 "Banking Day" shall mean a day on which (i) banks are open for business in New York City and Seoul and (ii) deposit transactions in Dollars are being carried out in the London interbank market (the "Interbank Market").

1.04    "Commitment" shall mean Ten Million Dollars (US$10,000,000).

1.05 "Dollars" shall mean dollars in the lawful currency of the United States of America.

1.06 "Drawdown" shall mean any payment of an advance to be made by the Lender pursuant to a notice of drawdown under Section 2.01.

1.07 "Encumbrance" shall mean any mortgage, charge, pledge, lien, security interest, title retention, assignment by way of security, hypothecation or similar right or other encumbrance securing any obligation of any person.

1.08    "Event of Default" shall have the meaning set forth in Section 10.01.

1.09 "Guarantor" shall mean Hyundai Electronics Ind. Co., Ltd., a corporation (chusik hoesa) organized and existing under the laws of Korea with its registered office at San 136-1, Amiri, Pubon-up, Ichon-si, Kyongki-do, Korea.

1.10 "Guaranty" shall mean the irrevocable and unconditional guaranty by the Guarantor of the repayment of the principal of the Loan, interest thereon and all other sums related thereto payable to the Lender hereunder, which guaranty shall be substantially in the form of Exhibit A hereto and in form and substance satisfactory to the Lender and its counsel.

1.11 "Indebtedness" shall mean any obligation (whether incurred as principal or as surety) for the payment or repayment of borrowed moneys, or moneys in the nature of borrowed moneys, whether present or future, actual or contingent.

1.12 "Interbank Rate" shall mean the interest rate determined by the Lender to be equal to the per annum interest rate offered for deposits in Dollars for the period equal to or as close as practicable to the Interest Period which appears on page 3750 of the Dow Jones Telerate Service (or any other successor page therefor) ("Telerate Page 3750"), as at approximately 11:00 a.m. (London time) on the Interest Determination Date or if there are two or more such interest rates, the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) of such interest rates; provided, that if for any reason such offered interest rate does not appear or if Telerate Page 3750 is not available at or about 11:00 a.m. (London time) on the Interest Determination Date, Interbank Rate, with respect to each Interest Period, the rate of interest which is determined by the Lender to be the per annum rate of interest at which deposits in an amount comparable to the Lender's Advances scheduled to be outstanding during the relevant Interest Period are offered to prime banks by a bank in London as selected by the Lender for such Interest Period in the London interbank market at approximately 11:00 a.m. (London time) on the Interest Determination Date prior to the commencement of such Interest Period.

1.13 "Interest Determination Date" shall mean the date which is two (2) days, during which deposit transactions in Dollars are being carried out in the Interbank Market, prior to the first day of each Interest Period.

1.14    "Interest Payment Date" shall mean the last day of each Interest Period.

1.15 "Interest Period" shall mean the period commencing on the date of the first Drawdown and having a duration of three (3) months; provided, that with respect to any Drawdown after the first Drawdown the Interest Period with respect to such Drawdown shall commence on the date of such Drawdown and terminate on the last day of the then current Interest Period; and provided, further, that the last Interest Period which commences prior to the Repayment Date shall terminate on the Repayment Date.

1.16 "Loan" shall mean the outstanding balance from time to time of the Advances.

1.17 "month" shall mean the period commencing on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided that if a period commences on the last day in a calendar month or if there is no numerically corresponding day in the month in which the period ends, that period shall end on the last day in that later month, and the references to "months" shall be construed accordingly.

1.18 "Permitted Liens" shall mean any of the following mortgages, security interests, pledges, charges, encumbrances or liens

(hereinafter referred to as "Liens"), (i) Liens in existence on the date hereof and previously disclosed to the Lender; (ii) purchase money Liens and purchase money security interests on any property (or Liens on property securing indebtedness incurred solely for the purpose of financing the acquisition of such property) acquired in the ordinary course of business of the Borrower consistent with the past practice of the Borrower; (iii) Liens securing any renewal, extension or refunding of indebtedness secured by Liens permitted under clauses (i) and (ii) above; (iv) Liens for taxes, assessments, charges or other governmental levies not delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Borrower, or against which bonds are established; (v) Liens in connection with workers' compensation, unemployment insurance or social security obligations; (vi) mechanics', materialmen's, carriers' or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings;
(vii) judgment Liens which remain in effect no more than 30 days, unless the Borrower has an appeal or proceeding for review lodged which is being prosecuted diligently and in good faith by appropriate proceeding and execution or other enforcement of any such judgment Liens is effectively stayed; (viii) Liens on goods and documents securing trade letters of credit; (ix) the sale or pledge of the accounts receivable of the Borrower in the ordinary course of business; (x) survey exceptions, easements, rights-of-way, reservations, servitudes, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines, zoning or other restrictions and similar rights of other persons or in favor of or against the property, which individually or in the aggregate do not materially adversely affect the use, marketability or the value of the property subject to such Lien; (xi) Liens for employees' wages arising from garnishment or other similar proceedings; (xii) previously existing Liens on assets of third parties to which the Borrower acquires title pursuant to an action taken in respect of unpaid accounts due to the Borrower; (xiii) assignments and subrogations in connection with insurance claims or actions in favor of the insurance company; (xiv) Liens arising in the ordinary course of business of the Borrower securing debt not exceeding US$5,000,000 in aggregate; and (xv) Liens arising in favor of any governmental authority by operation of statute provided that there is no default in the payment of any monies secured by such Lien, of or upon any of the

        Borrower's or its subsidiaries' assets, whether owned at the date of this Agreement or thereafter acquired, to secure any indebtedness of the Borrower or any of its subsidiaries.

1.19 "Repayment Date" shall mean the first anniversary date of the date of the first Drawdown hereunder.

1.20 "Termination Date,, shall mean the date on which the obligation of the Lender to permit Drawdown ceases pursuant to Section 10.02 hereof.

1.21    "Won" or "WI" shall mean the lawful currency of Korea.


Article 2. The Loan.

2.01 Purpose and Amount of Loan. (a) Subject to the terms and conditions hereof and to the applicable laws and regulations of Korea and the United States of America, including the Foreign Exchange Management Regulations of Korea, the Lender agrees to make Advances in favor of the Borrower, up to the Commitment during the Availability Period, according to the procedure set out in Section 2.02 below; provided, that the Lender shall have no responsibility as to the Borrower's application of the Proceeds of the Advances or the Loan.

        (b) The Borrower hereby agrees that the proceeds of the Loan shall be used for the working capital for its business operation within the United States of America.

2.02 Drawdown. (a) The Borrower may borrow the Commitment in one or more Drawdowns on any Banking Day during the Availability Period.

        (b) The Borrower shall give the Lender a notice of Drawdown, substantially in the form of Exhibit B hereto, at least three (3) Banking Days (or such shorter period as the Lender and the Borrower shall otherwise agree) prior to the proposed date of Drawdown; provided, that on the date such notice is given all applicable conditions precedent specified in Article 9 have been satisfied. Such notice once received by the Lender shall be irrevocable and binding on the Borrower and the Borrower shall reimburse the Lender, on demand, for any costs or losses incurred by the Lender in the event that the Borrower does not continue to satisfy such conditions precedent and does not satisfy all other conditions precedent applicable to the Drawdown on the date of such Drawdown.

Article 3. interest and Default Interest.

3.01 Interest Rate. The rate of interest on the Loan for each Interest Period shall be fifty three-hundredths of one percent (0.53%) per annum above the Interbank Rate for such Interest Period (the "Interest Rate").

3.02 Interest Determination. The applicable Interest Rate for any given interest Period shall be determined on the relevant Interest Determination Date.

3.03 Default Interest. Without prejudice to any other provision herein, in the event the Borrower fails to make payment of all or any portion of interest on the Loan when due or any other payment due hereunder (whether at its stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such unpaid amount from such due date until full payment thereof at the rate which shall be one and fifty three-hundredths of one percent (1.53%) per annum above the interest rate which shall be determined by the Lender to be the rate for deposits in Dollars for periods of one (1) day, one (1) week, one (1) month or three (3) months (as the Lender shall so select in its sole discretion) as displayed on the Telerate Page 3750 as in effect at or about 11:00 a.m. (London time) on such original due date for each successive day or period thereafter so long as such amount remains unpaid. In addition to payment of such default interest, the Borrower shall indemnify the Lender, on demand, against reasonable expenses resulting from the Borrower failing to pay when due any amounts of principal or interest hereunder.

3.04 Costs. The Borrower shall, whether or not any portion of the Commitment is advanced, pay to the Lender on demand, the charges including the reasonable fees and expenses of counsel incurred by the Lender in connection with the preparation, due execution and implementation of the Agreement and all documents executed pursuant hereto, and all amounts, including the reasonable fees and expenses of counsel, which the Lender may expend or become liable for in demanding, suing for, recovering and receiving payment of any sum due hereunder and under any documents executed pursuant hereto.

Article 4. Payment and Repayment.

4.01 Interest. Interest at the applicable Interest Rate shall be payable quarterly in arrears on each Interest Payment Date and shall be calculated on the basis of the actual number of days elapsed and a year of 360 days.

4.02 Repayment. The Borrower shall repay the full amount of the Loan to the Lender on the Repayment Date.

4.03 Prepayment. Notwithstanding the foregoing, the Borrower may prepay on any Interest Payment Date the Loan in whole or in part in the minimum amount of one Million Dollars (US$1,000,000) and in integral multiples thereof or, if less, the amount of the Loan to be outstanding on such Interest Payment Date upon the giving of at least thirty (30) days' prior written notice to the Lender; provided, that such prepayment shall be accompanied by payment of all accrued interest and other amounts then due hereunder and the amount necessary to reimburse the Lender for any reasonable costs or losses incurred by the Lender resulting from such prepayment; and provided, further, that any governmental approval required for prepayment shall have been obtained. The sums prepaid may not be reborrowed.

4.04 Banking Day. Whenever any payment or calculation is to be made on a day which is not a Banking Day, such payment or calculation may be made on the immediately succeeding Banking Day unless, with respect to payments, as a result thereof, such payment would be made in the next calendar month, in which case payment shall be made on the immediately preceding Banking Day. Any adjustment so made shall, as appropriate, be reflected in the computation of interest and other amounts due hereunder.

4.05 Place of Payment. All sums payable to the Lender by the Borrower hereunder or under any document contemplated hereby, including but not limited to payments of principal and interest and any costs or expenses shall be payable in Dollars and in same day funds (or such other Dollar funds as may be determined by the Lender to be customary for the settlement of international banking transactions denominated in Dollars) not later than 11:00 a.m. (Californian time) on the day in question to the account of the Lender, (account no. 200-195154-541-91) Banque Nationale de Paris, New York, N.Y., U.S.A. or to such other account and/or at such other place as the Lender may by written notice to the Borrower instruct.

4.06 Application of Payments. Notwithstanding anything herein to the contrary, all payments made to or collected by the Lender hereunder, under the Default Note (defined below) or under the Guaranty shall be applied by the Lender in the following order of priority, (1) to any amount then due and payable to the Lender hereunder, under the Default Note (defined below) or under the Guaranty not otherwise listed in this
        Section 4.06, (2) to any default interest then due and payable, (3) to accrued interest then due and payable, (4) to principal then due and payable, and (5) to prepayment of principal as specified in Section 4.03.

4.07 Loan Account. The Lender shall open and maintain on its books a loan account in the Borrower's name and showing the Advances, the Loan, repayment, prepayments, the computation and payment of interest and other amounts due and sums paid hereunder. Such loan account shall be a prima facie evidence as to the amount at any time due from the Borrower.


Article 5. Security.

5.01 Default Note. The Guarantor shall, prior to the making of the first Drawdown, deliver to the Lender a bank clearable promissory note, in form and substance satisfactory to the Lender payable to the Lender, properly executed by the Guarantor and complete in all respects except that the maturity date and the amount shall be left blank (the "Default Note"), together with an irrevocable power of attorney agreement, substantially in the form of Exhibit C hereto, authorizing the Lender upon the occurrence of any Event of Default hereunder to complete the Default Note by inserting the maturity date and the proper amount in Won calculated at the exchange rate determined by the Lender including the principal of the Loan, any interest, default interest or other cost to be borne by the Borrower hereunder then due and owing to the Lender.

5.02 Guaranty. The Borrower shall deliver to the Lender the Guaranty duly executed by the Guarantor. The Guaranty provided hereunder shall remain in full force and effect during the term of this Agreement as provided in Section 11.01 hereof.

Article 6.   Yield Protection.

6.01 Substitute Basis of Borrowing. (a) If the Lender on any Interest Determination Date determines that Dollar deposits for periods equal to the relevant Interest Period and in an amount comparable to the Loan to be outstanding during such Interest Period are not being offered to prime banks in the Interbank Market or if the applicable Interbank Rate, in the opinion of the Lender, does not accurately reflect the cost to the Lender of making or maintaining the Loan during such Interest Period, the Lender shall so notify the Borrower.

         (b) The Lender and the Borrower shall then enter into negotiations in good faith with a view to agreeing on an alternative mutually acceptable for funding the Loan and for determining the interest rates from time to time applicable to the Loan (hereinafter referred to as the "Substitute Basis of Borrowing"). If at the expiry of twenty-five
         (25) days from the date of the notice, the Lender and the Borrower have agreed on such Substitute Basis of Borrowing, it shall be retroactive to and take effect from the beginning of the then current Interest Period.

         (c) If at the expire of twenty-five (25) days from the date of any such notice, no Substitute Basis of Borrowing has been agreed upon, then (i) the Borrower shall forthwith prepay the Loan and (ii) interest shall be payable on the Loan at the rate which is fifty three-hundredths of one percent (0.53%) per annum above the per annum interest rate which shall be notified by the Lender to the Borrower as representing the cost to the Lender of funding (whether in Dollars or any other currency) the Loan during such period.

6.02 Taxes. (a) Any and all payments made by the Borrower hereunder or under any instrument delivered hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings and all liabilities with respect thereto (excluding taxes imposed on net income of the Lender by the jurisdiction of its incorporation) (all such non-excluded taxes hereinafter referred to as "Taxes"). If the Borrower shall be required by law to make any such deduction from any payment hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

        (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes, education tax or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, any instrument delivered hereunder (hereinafter referred to as "Other Taxes").

        (c) The Borrower shall indemnify the Lender for the full amount of Taxes or other Taxes (including without limitation any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally assessed. This indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor.

        (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower will furnish to the Lender, at its address referred to in
        Section 11.09, the original or a certified copy of a receipt evidencing payment thereof.

        (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in subsections (a) through (d) above shall survive the payment in full of principal, interest and expenses hereunder and under any instrument delivered hereunder.

        (f) If the Borrower shall be required to reimburse the Lender or make any payment under subsections (a) through (e) above in respect of any Taxes or Other Taxes imposed by a law or regulation which comes into effect after the date of this Agreement, the Borrower shall be free at any time within thirty (30) days after receiving written notice of the effectiveness of the requirement of such reimbursement or payment to prepay the Loan as provided in Section 6.05, subject to giving the Lender not less than five (5) Banking Days' notice thereof.

        (g) The Lender will submit to the Borrower on or prior to the date of the initial Drawdown hereunder a duly completed and signed copy of United States Treasury Form 4224 or 1001 as may be appropriate (relating to the Lender and entitling it to a reduction or; complete exemption from withholding on all payments to be made hereunder to the Lender by the Borrower). The Borrower shall provide the Lender with such form in time. If the Lender fails to provide such form in accordance with the preceding sentence, the Lender may not be entitled to the benefits of Section 6.02 until such form is provided to the Borrower, unless Lender's failure to do so is due to the Borrower's failure to provide the Lender with such form in a timely manner, in which case the Lender will be entitled to the benefits of Section 6.02. Thereafter and from time to time, upon notice from the Borrower, the Lender shall (to the extent it may lawfully do so) submit to the Borrower such additional duly completed and signed copies of such form (or such successor form as shall be adopted from time to time by the relevant United States, State or local taxing authorities) as may be required under then current United States, State or local laws or regulations either to reduce or exempt from United States withholding taxes all payments to be made hereunder to the Lender.

6.03 Compliance Costs. (a) The cost of maintaining any reserves or special deposits against the Loan and any other cost of complying with any law, regulation or condition with respect to the Advances or relating in any way to funding or renewing the Advances, including without limitation any reserve or special deposit requirement and any restraint, guideline or policy of any state or regulating authority not having the force of law with which the Lender may comply, shall be reimbursed by the Borrower to the Lender. For purposes of this subsection 6.03(a), the term, "Lender," shall be deemed to include the head office of the Lender as well as any other branch of such head office.

        (b) If the Borrower shall be required to reimburse the Lender under subsection 6.03(a) in respect of any law or regulation which comes into effect after the date of this Agreement, the Borrower shall be free at any time within thirty (30) days after receiving written notice of the effectiveness of the requirement of such payment to prepay the Loan as provided in Section 6.05, subject to giving the Lender not less than five (5) Banking Days' notice thereof.

6.04 Change of Law. Notwithstanding any other provision herein, in the event that any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof shall make it unlawful for the Lander to (i) honor its Commitment or (ii) maintain the Loan, then the Commitment shall terminate and the Borrower shall within thirty (30) days, or within such longer period as may be allowed by such law, rule or regulation, prepay the Loan as provided in Section 6.05.

6.05 Adversity Prepayment. If the Borrower shall exercise its right to prepay the Loan pursuant to Section 6.02 or 6.03, or if the Borrower shall be required to prepay the Loan pursuant to Section 6.01 or 6.04, the Borrower shall pay such amounts, together with interest accrued thereon to the date of prepayment (computed on the Substitute Basis of Borrowing, if applicable, for the time it is in effect) together with such additional amounts as may be necessary to compensate the Lender for any reasonable costs or losses resulting from such prepayment. Any such prepayment shall not relieve the Borrower from paying all other amounts payable under Sections 6.01, 6.02, 6.03 or 6.04.

6.06 Funding Costs. For purposes of Sections 2.02, 3.03, 6.05 and 10.02, the costs and losses of the Lender shall include, but shall not be limited to, any loss arising from the re-employment of funds at rates lower than the cost to the Lender of such funds and any related costs.

6.07 Dollar Transaction. In this transaction the specification of Dollars is of the essence and Dollars shall be the currency of account and of payment in all events. The payment obligation hereunder shall not be discharged by an amount paid in another currency whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars under normal banking procedures does not yield the amount of Dollars due hereunder. In the event that any payment, whether pursuant to a judgment or otherwise, upon such conversion and transfer does not result in payment of such amount of Dollars, the Lender shall be entitled to demand immediate payment of, and shall have a separate cause of action for, the Dollar deficiency in respect of payments due.

Article 7.    Borrower's Representations and warranties.

7.01 Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

(a) The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware of the United States of America, has its principal office at the address set forth above, and has full legal right, full power and authority to own its assets and to carry on its business as it is now being conducted;

(b) To the best of its knowledge, there is no constitutional provision, treaty, convention, statute, law, regulation, decree or similar authority binding on or affecting the Borrower and no provision of the Borrowers certificate of Incorporation or By-Laws (or equivalent documents) and no provision of any existing contract, agreement or instrument binding on the Borrower which has been or would be contravened by the execution and delivery of this Agreement or any other document or instrument to be delivered by the Borrower hereunder or by the performance, or observance by the Borrower of any of the terms hereof and thereof;

(c) All authorizations, approvals, consents and licenses from all legislative bodies of government, ministries, agencies, exchange control authorities or other authorities required by the Constitution, statutes, public decrees, laws and regulations of the jurisdiction of the Borrower, including without limitation the authorizations required for the execution, delivery and performance of this Agreement, in order for the Borrower (i) to incur the obligations provided for in this Agreement, (ii) to execute and deliver this Agreement and all other documents and instruments to be delivered by the Borrower hereunder,
        (iii) to perform and observe the terms and provisions hereof and thereof and (iv) to make all payments hereunder and thereunder in Dollars, have been or, by the date of the first Drawdown will have been duly obtained and are, or will by such date be, in full force and effect;

(d) The Borrower has power to enter this Agreement and to exercise its rights and perform its obligations hereunder and all corporate action required to authorize its execution of this Agreement and its performance of its obligations hereunder has been duly taken;

(e) The Borrower has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its winding-up or dissolution or any equivalent or analogous proceedings or for the appointment of a receiver, trustee, administrator or similar officer of it or any or all of its assets and revenues;

(f) The Borrower is not in breach of or default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on its business or financial condition;

(g) No litigation, action or administrative proceeding of or before any court, tribunal or agency which might have a material adverse effect on its business or financial condition or on its ability to perform its obligations hereunder has, so far as it is aware, been started or, or to the best of its knowledge threatened;

(h) The financial statements of the Borrower for the year ended March 31, 1996 were prepared in accordance with accounting principles generally accepted in the State of Delaware of the United States of America and consistently applied and give (in conjunction with the notes thereto) a true and fair view of its financial condition at the date as of which they were prepared and the results of its operations during the fiscal year then ended;

(i) As of the date as of which the financial statements were prepared it had no liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein and no unrealized or anticipated losses;

(j) Since the date as of which the financial statements were prepared there has been no material adverse change in its business or financial condition;

(k) Except for Permitted Liens, no Encumbrance exists over all or any of its present or future revenues or assets;

(1) The Borrower's Indebtedness under this Agreement will rank at least pari passu with all its other unsecured Indebtedness other than such claims as may be preferred solely by operation of law without notarization, registration or any other act;

(m) The obligations expressed to be assumed by it in this Agreement are legal, valid and binding obligations enforceable against it in accordance with the terms hereof, except that the enforceability of this Agreement and the other documents contemplated hereby may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforceability of creditors' rights or by general principles of equity limiting the availability of equitable remedies;

(n) It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in the State of Delaware of the United States of America that it be filed, recorded or enrolled with any court or authority in the State of Delaware of the United States of America;

(o) Under the laws of the State of Delaware of the United States of America in force at the date hereof, there is no Taxes, imposed by withholding or otherwise, on any payment to be made by the Borrower pursuant to this Agreement and there is no stamp, registration or other tax to be imposed on or with respect to the execution, delivery or performance of this Agreement;

(p) No event has occurred which constitutes, or with the passage of time or the giving of notice or both would constitute, one of those events mentioned in Section 10.01;

(q) The Borrower may sue and be sued in its own name, and its execution of this Agreement constitutes and its exercise of its rights and performance of its obligations hereunder and will constitute, private and commercial acts done and performed for private and commercial purposes;

(r) The Borrower will not claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in any proceedings in relation to this Agreement;

(s) To the beat of our knowledge, it is not necessary under the laws and constitution of the State of Delaware of the United States of America
        (i) in order to enable the Lender to enforce its rights under this Agreement or (ii) by reason of the execution of this Agreement or the performance by the Lender of its obligations hereunder that the Lender should be licensed, qualified or otherwise entitled to carry on business in the United States of America;

(t) To the best of our knowledge, the Lender is not or will not be deemed to be resident, domiciled or carrying on business in the United States of America by reason only of the execution, performance and/or enforcement of this Agreement;

(u) To the best of our knowledge, the Borrower's irrevocable submission under Section 11.06 to the non-exclusive jurisdiction of the courts of Korea, its agreement that this Agreement shall be governed by and construed in accordance with the Korean law and its agreement not to claim any immunity to which it or its property may be entitled are legal, valid and binding under the laws of the State of Delaware of the United States of America and any judgment rendered by the courts in Korea will be admissible as evidence by the courts of the State of Delaware of the United States of America; and

(v) The Guaranty has been duly authorized and when executed will constitute legal, valid and binding agreement, enforceable against the Guarantor in accordance with its respective terms.

7.02 Repetitions. The representations and warranties set out in Section 7.01 shall be deemed to be repeated at the time of the giving of any notice of Drawdown, at the time of Drawdown of any Advances and on the last day of each Interest Period (updated mutatis mutandis to such date and in particular so that in sub-sections (h) (i) and (j) references to financial statements shall be to financial statements of the Borrower most recently supplied under Section 8.01).

Article 8.    Covenants.

8.01 Financial Statements. Throughout the life of this Agreement, the Borrower shall provide the Lender with copies of its audited financial statements (consolidated, if available), for each fiscal year as they are available but in any event not later than one hundred and eighty
        (180) days after the close of each fiscal period covered by an audited financial statement (consolidated, if available) , and such other information respecting the financial condition and operations of the Borrower as the Lender may from time to time reasonably request. Each financial statement provided hereunder shall have been prepared in accordance with generally accepted accounting principles, consistently applied in the State of Delaware of the United States of America, and be accompanied by a certificate executed by a duly authorized officer of the Borrower stating that such financial statement gives a true and fair view of the financial conditions of the Borrower as at the end of the period covered by such financial statement.

8.02 Taxes. The Borrower shall pay all taxes, assessments and governmental charges upon it or upon its properties, promptly when due and, in any event, prior to the date on which penalties may become attached thereto; Provided, however, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment or charge so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have established adequate reserves in respect thereof.

8.03 Representations & Warranties. The Borrower shall ensure that the representations and warranties contained in this Agreement remain at all times true and accurate.

8.04 Litigation. The Borrower shall promptly give notice to the Lender of any litigation and of any proceedings by or before any governmental agency and of all disputes which have been started or to its best knowledge and belief after due inquiry, threatened against the Borrower or any of the assets of the Borrower, which, if adversely determined would have a material adverse effect on the operations or financial condition of the Borrower.

8.05 Notice. As soon as possible but in any event within five (5) days after occurrence thereof, the Borrower shall give written notice to the Lender of any Event of Default or any event which, with the giving of notice or passage of time or both, would constitute an Event of Default and of any other matter which has resulted or might result in a material adverse change in the Borrower's operations or financial condition.

8.06 Further Documents. The Borrower shall execute all such other documents and instruments and do all such other acts and things as the Lender may reasonably require to carry out the transactions contemplated herein or in the documents required to be delivered hereunder.

8.07 Government Approval. The Borrower shall obtain and maintain or cause to be obtained and maintained all governmental approvals, authorizations, consents and confirmations as may be necessary or appropriate for the performance of its obligations hereunder.

Article 9. Conditions Precedent.

9.01 First Drawdown. The obligation of the Lender to make the first Drawdown is subject to fulfillment, as determined solely by the Lender and its counsel, of the following conditions precedent three (3) Banking Days (or such shorter time period as the Lender otherwise agree) prior to the date of such Drawdown (except as otherwise indicated below).

        The Lender shall have received in form and substance satisfactory to it and its counsel:

        (a) A Certificate signed by the Secretary of the Borrower substantially in the form set out in Exhibit D and the documents therein referred to;

        (b) A Certificate signed by the Representative Director of the Guarantor substantially in the form set out in Exhibit E and the documents therein referred to;

        (c)     The Guaranty duly executed by the Guarantor;

        (d) The Default Note and irrevocable power of attorney agreement required by Section 5.01;

        (e)     The notice of Drawdown as specified in Section 2.02;

        (f) Certified copies of the approval of government agency of Korea and the United States of America necessary or available in connection with the execution, delivery and performance of this Agreement, the Guaranty and any other document or instrument required hereunder or thereunder;

        (g)     An acceptance letter from the process agent referred to in
                Section 11.06 hereof accepting its appointment set forth herein; and

        (h)     Such other documents as the Lender may reasonably request.

9.02 Subsequent Drawdowns. In addition to satisfaction of the conditions precedent set forth in Section 9.01 above, the Lender shall be under no obligation to make any Drawdown until the following conditions precedent have been fulfilled satisfactorily to it and/or its counsel three (3) Banking Days (or such shorter period as the Lender and the Borrower shall otherwise agree) prior to the date requested for the making of such Drawdown and found all other matters related thereto to be in order:

        (a) The conditions precedent set forth in Section 9.01 above shall have been fulfilled and all documents and instruments delivered to the Lender pursuant thereto shall continue to be in full force and effect.

        (b) The Lender shall have received (i) the notice of Drawdown as specified in Section 2.02 and (ii) such other documents as the Lender may reasonably request.

9.03 Other Conditions Precedent. The obligations of the Lender as described in Sections 9.01 and 9.02 above are also subject to the condition precedent that no Event of Default and no event which with the passage of time or the giving of notice or both would become an Event of Default shall have occurred and be continuing, and the representations and warranties made herein shall have remained and then be true and correct as if also made on the date of the making of such Drawdown and all legal matters in connection with this Agreement and the Guaranty shall be satisfactory to the Lender and its counsel.


Article 10.  Events of Default.

10.01 Event of Default. Each of the following events and occurrences shall constitute an Event of Default:

        (a) The Borrower or the Guarantor fails to pay on the due date any sum payable under this Agreement, the Default Note or the Guaranty; or

        (b) Any representation or warranty made by the Borrower shall be shown to have been incorrect or misleading in any material respect as of its date, or any certificate or opinion furnished under this Agreement proves to have been false or misleading as of its date in any material respect; or

        (c) The Borrower or the Guarantor fails to perform or violates any other provision of this Agreement, the Guaranty or any other agreements relating to any transactions with the Lender, and such failure or violation is not remediable or, if in the reasonable opinion of the Lender remediable, continues unremedied for a period of thirty (30) days from the date such failure has occurred; or

        (d) At any time any act, condition or thing required under the laws of the State of Delaware of the United States of America or Korea to be done, fulfilled or performed in order (i) to enable the borrower or the Guarantor lawfully to enter into, exercise its rights and perform its obligations under this Agreement, the Default Note or the Guaranty, as applicable, (ii) to ensure that the obligations of the Borrower or the Guarantor in this Agreement, the Default Note or the Guaranty, as applicable, are legal, valid, binding and enforceable or (iii) to make this Agreement, the Default Note or the Guaranty admissible in evidence in the State of Delaware of the United States of America or Korea is not done, fulfilled or performed in strict compliance with their constituent documents and the laws of the State of Delaware of the United States of America or Korea or any governmental registration or approval granted or required in connection with this Agreement, the Default Note or the Guaranty expires or is terminated or revoked or is modified in any manner unacceptable to the Lender; or

        (e) It becomes unlawful for the Borrower or the Guarantor to perform any obligation hereunder, under the Default Note or under the Guaranty or any documents delivered hereunder or thereunder or all or any of the obligations of the Borrower or the Guarantor hereunder, under the Default Note or under the Guaranty cease to be the legal, valid, binding and enforceable obligations of the Borrower or the Guarantor in accordance with their terms; or

        (f) The whole or substantially all of the business or assets of the Borrower or the Guarantor shall, without the prior written consent of the Lender, be confiscated for any reason or sold, transferred or otherwise disposed of, by one or more transactions or series of transactions (whether related or not); or

        (g) The Borrower or the Guarantor shall, without the prior written consent of the Lender, voluntarily or involuntarily merge into or consolidate with any other entity; or

        (h) At any time for any reason the Indebtedness of the Borrower or the Guarantor hereunder, under the Default Note or under the Guaranty does not rank at least pari passu with all its other unsecured Indebtedness other than such claims as may be preferred on a winding up or dissolution or any equivalent or analogous proceedings solely by operation of law without notarization, registration or any other act; or

        (i) The Guaranty for any reason has been revoked or modified without consent of the Lender; or

        (j) Any judgment or decree for money damages or for a fine or penalty in excess of Five Million Dollars (US$5,000,000) or its equivalent in any other currency is entered against the Borrower or the Guarantor and is not paid, discharged or fully bonded within ten (10) days, unless the Borrower has an appeal or proceeding for review lodged which is being prosecuted diligently and in good faith and adequate reserves have been provided therefor; or

        (k) The Borrower or the Guarantor shall fail to perform any of its obligations to any third party when it is due or within any applicable grace period under any other agreement (whether or not written) or document evidencing, securing, guaranteeing or otherwise relating to indebtedness or pecuniary obligations of the Borrower or the Guarantor exceeding US$5,000,000, or there occurs to the Borrower or the Guarantor any other event of default or other event which, with the giving of notice or the passing of time, or both, would constitute a default or an event of default under any such agreement or document and the effect of which is to accelerate or to permit acceleration of the maturity of such indebtedness or obligation; or

        (l) The Borrower or the Guarantor becomes insolvent or unable to pay its debts when due, or the Borrower or the Guarantor commences negotiations with any of its creditors with a view to the general adjustment of its Indebtedness or makes a general assignment for the benefit of or a composition with its creditors; or

        (m) The Borrower or the Guarantor takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, bankruptcy, administration, reorganization, compulsory composition, liquidation, or dissolution or any equivalent or analogous proceedings or for the appointment of a receiver, trustee, administrator or similar officer of it or any or all of its revenues and assets; or

        (n) The Guarantor, without the written consent of the Lender, ceases to own and control, whether directly or indirectly at least sixty percent (60%) of the issued share capital of the Borrower; or

        (o) Any circumstance occurs which in the reasonable judgment of the Lender gives reasonable grounds for belief that the Borrower or the Guarantor may not (or may not be able to) perform its obligations hereunder, under the Default Note or under the Guaranty.

10.02 Consequences of Default. Upon the happening of any of the foregoing Events of Default, (i) the obligation of the Lender to permit Drawdowns shall immediately cease, (ii) the principal and accrued interest on the Loan and all other amounts then owed by the Borrower to the Lender shall be immediately due and payable and (iii) interest shall begin to accrue on all such sums at the default interest rate specified in Section 3.03.

        The Borrower shall also pay to the Lender such additional amounts as may be necessary to compensate the Lender for any reasonable costs or losses resulting from such Event of Default. No waiver of any Event of Default shall constitute a waiver of any other or any succeeding Event of Default except to the extent provided in such waiver.


Article 11.  Miscellaneous.

11.01 Term. The term of this Agreement shall commence on the date first set forth above and shall end on the Termination Date or, if later, upon payment in full of all principal, interest and other sums payable by the Borrower hereunder. The representations and warranties of the Borrower set forth herein shall survive the making of the Loan and the indemnities of the Borrower contained herein shall survive repayment of the Loan.

11.02 Entire Agreement. This Agreement and the documents referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment hereto shall be in writing, signed by or on behalf of both parties.

11.03 Waiver; Cumulative Right. The failure or delay of the Lender to require performance by the Borrower of any provision of this Agreement shall not affect its right to require performance of such provision unless and until such performance has been waived in writing by the Lender in accordance with the terms hereof. Each and every right granted to the Lender hereunder or under any other document or instrument delivered hereunder or in connection herewith, or allowed to it at law shall be cumulative and may be exercised in part or in whole from time to time.

11.04 Assignment; Participation. This Agreement shall be binding upon and inure to the benefit of the borrower and the lender and their respective successors and assigns, except that the Borrower shall have no right to assign or transfer its rights or obligations hereunder. An assignment by the Lender of all or a part of its rights and obligations hereunder shall be effective upon written notice to the Borrower. The Lender may at any time grant participations to any one or more banks or other financial institutions in all or any part of the Advances and its rights and benefits related thereto under this Agreement. Upon any transfer or assignment by the Lender, the transferee or assignee shall be entitled to the benefit of the indemnities, tax reimbursements and rights of set-off of the Lender, and upon any sale of a participation by the Lender, the participant shall be entitled to the benefit of the indemnities and tax reimbursements pursuant to the provisions of this Agreement as fully as if a party hereto. The Lender may disclose to any actual or prospective transferee, assignee or participant such information about the Borrower and their respective financial condition as shall have been made available to the Lender generally.

11.05 Indemnification. The Borrower agrees to indemnify and hold harmless the Lender from and against any and all losses, claims, damages and liabilities caused by any untrue or misleading statements made to the Lender or caused by any omission of a material fact necessary to make the statements so made not misleading.

11.06 Governing Law and Jurisdiction. This Agreement (including without limitation, the obligations of the Borrower to repay the Loan with interest hereunder and to pay all other amounts hereunder) shall in all events and for all purposes be governed by and construed in accordance with the laws of Korea. Any litigation arising out of or in connection with this Agreement may be brought in the Seoul District Court or the federal or state courts located in State of Delaware, United States of America and by execution and delivery of this Agreement the Borrower irrevocably and unconditionally submits to such non-exclusive jurisdiction. For the purpose of proceedings in the Seoul District Court, the Borrower hereby irrevocably designates Hyundai Electronics Ind. Co., Ltd. currently located at 140-2 Kye-dong, Chongro-ku, Seoul,

        Korea as its agent to accept on its behalf service of any and all process or other documents which may be served in any action or proceedings in the Seoul District Court and further agrees that service upon such agent shall constitute valid and effective service upon it; provided, that a copy of any such service shall also be delivered to the Borrower in accordance with the provisions of Section 11.09. The Borrower hereby authorizes the Lender to file on its behalf any report to the court with respect to its designation of the agent to receive service of process. The foregoing, however, shall not limit the rights of the Lender to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction, whether concurrently or not.

11.07 Waiver of Sovereign Immunity. The Borrower represents and warrants that the execution of this Agreement is a commercial rather than a public or governmental act and that the Borrower is not entitled to claim immunity from legal proceedings with respect to itself or any of its property on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement. To the extent that the Borrower or any of its properties has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Borrower hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Agreement.

11.08 Set-Offs. Unless otherwise prohibited by law, the Lender shall have the right, without any obligation, to apply amounts in currency on deposit or account with the Lender (whether matured or not) , at its head office or at any branch, subsidiary or affiliate of its head office in satisfaction of amounts past due hereunder; for this purpose the Lender is authorized to purchase (at such rate of exchange and in such foreign exchange market as it may, in its absolute discretion, determine) with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

11.09 Notices. Any communication, demand or notice hereunder shall be given in writing by hand or by mail, facsimile transmission or telex as follows:

To the Borrower:              Maxtor Corporation
                              510 cottonwood Drive Milpitas, C.A. 95035 U.S.A.

                              Attn: Financing Department

                              Facsimile: (408) 432-4480, 4158
                              Telex:
                              Answerback:

                              With a copy to:

                              Hyundai Electronics Ind.  Co., Ltd.
                              140-2 Kye-dong, Chongro-ku
                              Seoul, Korea

                              Attn: Int'l Finance Department

                              Facsimile: 746-8277
                              Telex: K29793/4 Answerback: HDETN


To the Lender:                Banque Nationale de Paris
                              Seoul Branch
                              8F, Oriental Chemical Building
                              50, Sokong-dong
                              Chung-ku, Seoul, Korea

                              Facsimile: (822) 757-2530
                              Telex: K26539
                              Answerback: BANAPAR

        or, to each party, at such other address as such party may designate by notice in writing to the other party. Notices delivered by hand shall be deemed received upon delivery; notices sent by postage prepaid registered mail shall be deemed received seven (7) days after sending; and notices sent by facsimile or telex shall be deemed received at the time after the dispatch thereof, when the answerback is received or appropriate evidence of receipt is confirmed.

        All notices, demands, requests, statements or other communications to be made or given by the Borrower hereunder shall be in the English language. Any documents required to be delivered pursuant to this Agreement which are not in the English language must be accompanied by a certified English language translation thereof and in the event of any conflict between the original of the document and the English language translation thereof, the English language translation shall prevail.

11.10 Severability. (a) If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        (b) Anything in this Agreement to the contrary notwithstanding, the obligation of the Borrower to pay interest on the Loan shall be subject to the limitation that no payment of such interest shall be required to the extent that receipt of such payment would be contrary to the applicable penal laws of Korea relating to usury.

11.11 Counterparts. This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by both parties hereto shall constitute a full and original agreement for all purposes.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

BORROWER:           MAXTOR CORPORATION



                    By   /s/ KANG HO LEE
                         ------------------------------------
                         Name: Kang Ho Lee
                         Title: General Manager

LENDER:             BANQUE NATIONALE DE PARIS, SEOUL BRANCH



                    By   /s/ DAVID M. CEANNT
                         ------------------------------------
                         Name: David M. Ceannt
                         Title: Senior Vice President


                    By   /s/ HONG-SUK JANG
                         ------------------------------------
                         Name: Hong-Suk Jang
                         Title: Senior Manager


               (W350,000 tax stamps affixed, if executed in Korea)

                                                                       Exhibit A



                                                              December ___, 1996


To:  Banque Nationale de Paris
     Seoul Branch
     8F, Oriental Chemical Building
     50, Sokong-dong
     Chung-ku, Seoul
     Korea



                               CORPORATE GUARANTY



1.      GUARANTEE

1.01 We, the undersigned, Hyundai Electronics Ind. Co., Ltd. (the "Guarantor"), for and in consideration of Banque Nationale de Paris, Seoul Branch (the "Lender") entering into the Loan Agreement (as defined hereinafter) with, and making the Advances to Maxtor Corporation (the "Borrower") and for other good and valuable consideration which the Guarantor hereby acknowledges having received, hereby irrevocably and unconditionally:

        (a) guarantee, as primary obligor and not merely as surety to the Lender, jointly and severally with the Borrower, the prompt performance by the Borrower (including its permitted successors and assigns under the Loan Agreement hereinafter referred to) of all obligations of the Borrower under or in connection with the loan agreement entered into between the Lender and the Borrower dated as of December 20, 1996 (the "Loan Agreement") for advances of up to US$10,000,000 and the payment of all sums payable now or in the future to the Lender by the Borrower thereunder or in connection therewith in each case when and as the same shall become due; and

        (b) undertake to the Lender that, if and whenever the Borrower shall be in default in the payment of any sum to be payable by the Borrower to the Lender under or in connection with the Loan Agreement, the Guarantor shall pay such sum on demand against a certificate of the Lender stating the amount due and stating that the Borrower has failed to fulfill any one or more

                                    - A-2 -



                obligations under the Loan Agreement, which certificate shall be conclusive as to the amount due save for manifest error.

        All terms used herein shall be as defined in the Loan Agreement unless expressly defined otherwise herein.

1.02 Without prejudice to the rights of the Lender against the Borrower, the Guarantor unconditionally and irrevocably agrees that, if any sums hereby guaranteed are not recoverable on the basis of a guarantee (whether by reason of any legal limitation, illegality, disability or incapacity on or of the Borrower or the Guarantor or any other person or by reason of any other fact or circumstance and whether or not known to or discoverable by the Lender), then the Guarantor will, as a separate independent stipulation and as a primary obligor, on demand indemnify the Lender against any loss or liability suffered or incurred by the Lender as a result thereof.

1.03 The Guarantor hereby agrees that this Guaranty shall be a continuing security and shall not be satisfied, discharged or affected by any intermediate payment or settlement of any sum or sums owing or payable by the Guarantor hereunder and shall remain in full force and effect until the moneys and liabilities hereby guaranteed have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Lender.

1.04 Any settlement or discharge under this Guaranty between the Lender and the Guarantor shall be conditional upon no security or payment to the Lender by the Borrower, the Guarantor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Lender shall be entitled to recover from the Guarantor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

1.05 The obligation of the Guarantor hereunder shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from its obligations hereunder in whole or in part, including without limitation, and whether or not known to or discoverable by the Guarantor, the Borrower, the Lender or any other person:

                                    - A-3 -



        (a) any time or waiver granted to or composition with the Borrower or any other person; or

        (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Borrower or any other person; or

        (c) any legal limitation, disability, dissolution, incapacity or other circumstances relating to the Borrower or any other person including, without limitation, the event that Korea or the United States of America or any competent authority thereof declares any moratorium on the payment of its indebtedness by any governmental agency or authority thereof or by juridical entities domiciled or resident in Korea or the United States of America; or

        (d) any amendment or supplement to the Loan Agreement or any other document or security; or

        (e) the dissolution, amalgamation, reconstruction or reorganization of the Borrower or any other person; or

        (f) the unenforceability or invalidity of any obligations of the Borrower or any other person under the Loan Agreement or any other document or security.

1.06    The Guarantor acknowledges and agrees that:

        (a) it has not received any security from the Borrower or any other person for the giving of this Guaranty and it will not take any such security without the prior written consent of the Lender and the Guarantor will hold any security taken in breach of this provision in trust for the Lender;

        (b) the Lender shall not be bound to enforce any guarantee or security or to proceed with or take any other steps against the Borrower or any other person before enforcing this Guaranty; and

        (c) this Guaranty shall be in addition to, and not in substitution for, any other rights which the Lender may now or hereafter have under or by virtue of any guarantee, security, agreement or lien or by operation of law or under any collateral or other security now or

                                    - A-4 -



                hereafter held by the Lender or to which the Lender may be entitled.

1.07 until the moneys and liabilities hereby guaranteed have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Lender, the Guarantor shall not by virtue of any payment made hereunder on account of such moneys and liabilities or otherwise howsoever:

        (a) be subrogated to any rights, security or moneys held, received or receivable by the Lender; or

        (b) be entitled to exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement; or

        (c) exercise any right of set-off or counterclaim against the Borrower or any such co-surety; or

        (d) receive claims or have the benefit of any payment, distribution, security or indemnity from the Borrower or any such co-surety; or

        (e) unless so directed by the Lender (when the Guarantor will prove in accordance with such directions) , claim as a creditor of the Borrower or any such co-surety in competition with the Lender.

        The Guarantor shall hold in trust for the Lender and forthwith pay or transfer (as appropriate) to the Lender any such payment (including an amount equal to any such setoff), distribution or benefit of such security, indemnity or claim in fact received by it.

1.08 The Lender may at any time keep in a separate account (without liability to pay interest thereon) for as long as it may think fit, any moneys received, recovered or realized under this Guaranty or under any other guarantee, security or agreement relating in whole or in part to the moneys and liabilities hereby guaranteed without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount, until all moneys and liabilities hereby guaranteed have been unconditionally and irrevocably paid in full to the satisfaction of the Lender.

                                    - A-5 -



2. REPRESENTATIONS AND WARRANTIES

2.01 The Guarantor hereby represents and warrants to the Lender and agree as follows:

        a. We are a corporation (chusik hoesa) duly organized and validly existing under the laws of Korea.

        b. We have all necessary powers and authority to issue this Guaranty and to perform and observe the obligations contained herein and this Guaranty has been validly authorized by our Board of Directors (in full compliance with the requirements of Article 398 of the Korean Commercial Code and Article 124 of the Korean Civil Code, if applicable) and this Guaranty constitutes our legal, valid and binding obligations enforceable in accordance with its terms.

        c. To the best of our knowledge, neither the giving of this Guaranty nor the observance of its terms including without limitation the making of payments hereunder in Dollars contravenes any law, decree, ordinance, or similar enactment binding on us nor does the giving of this Guaranty and the observance of its terms contravene any existing mortgage, contract or agreement binding on us.

        d. There are no proceedings pending before any court or to our knowledge threatened against or affecting us, the Borrower or any of our subsidiaries and there are no proceedings pending before any governmental agency or administrative body or to our knowledge threatened against us, the Borrower or any of our subsidiaries which if adversely determined would materially and adversely affect our financial condition or our ability to pay under the terms and conditions of this Guaranty, and our obligations hereunder rank and shall rank throughout the life hereof at least pari passu with all other unsecured indebtedness of the Guarantor except for certain indebtedness preferred by mandatory provisions of law.

        e. We have not taken any corporate action and no other steps have been taken or legal proceedings started or threatened against us for our winding-up, dissolution or reorganization or for the appointment of a receiver, trustee or similar officer of us or of any or all of our assets and revenues.

                                     - A-6 -



        f. This Guaranty constitutes our legal, valid and binding obligations from the date hereof and will not be discharged except by complete performance of the respective obligations of the Borrower contained in the Agreement and the agreements executed pursuant thereto and our obligations in this Guaranty.

        g. The Borrower is a corporation (chusik hoesa) duly organized and validly existing and in good standing under the laws of the State of Delaware of the United states of America, of which business is and throughout the life of the Loan Agreement, shall continue to be under the Guarantor's direct control.

        h. The Guarantor shall, during the term of this Agreement, maintain the 60% shareholding as it is at the date hereof. If the Guarantor intends to change the status of its shareholding, it shall obtain the prior written consent of the Lender, which consent shall not unreasonably be withheld. It is understood by the parties that the reasonableness of withholding of such consent shall be decided by the Lender.

        i. Our balance sheets as at December 31, 1995, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been provided to the Lender, fairly present our financial condition as at the date of such balance sheet and the results of our operations for the period ended on such date all in accordance with generally accepted accounting principles in Korea, consistently applied, and since the dates of each such balance sheet there has been no material adverse change in our financial condition or operations.


3.       UNDERTAKINGS

3.01 The Guarantor undertakes that throughout the period of this Guaranty it shall provide the Lender with copies of the Guarantor's unaudited financial statements upon request of the Lender and the Guarantor's audited financial statements (consolidated, if available) on an annual basis as soon as they are available but in any event not later than 150 days after the close of each fiscal period covered by an audited financial statement (consolidated, if available) and such other information regarding the Guarantor's financial status as the Lender may reasonably request.

                                     - A-7 -


3.02 Each financial statement provided hereunder shall have been prepared in accordance with generally accepted Korean accounting principles, consistently applied, and be accompanied by a certificate of its duly authorized officer stating that as of the date of such financial statement the Guarantor is in full compliance with all terms and conditions hereof.

3.03 The Guarantor shall do with its best efforts all things necessary or desirable to ensure that any licenses or consents required to enable the Guarantor to enter into and perform this Guaranty are maintained in full force and effect and to secure to the Lender the full benefit of this Guaranty. The Guarantor hereby agrees to obtain, comply with the terms of and do all that is necessary in order to lawfully enter into and perform its obligations under this Guaranty. The guarantor hereby agrees that it will, from time to time on a request of the Lender furnish the Lender with such information about its financial condition as the Lender may reasonably request.


4.      PAYMENTS, CALCULATIONS AND INTEREST

4.01 All payments to be made by the Guarantor to the Lender under this Guaranty shall be made by not later than 10:00 a.m. (New York time) on the due date in same day Dollar funds or in such other funds and/or settled in such other manner as the Lender will specify as being customary at the time for the settlement of international transactions of the type contemplated by this Guaranty, to the account of the Lender with such bank account as the Lender may from time to time notify to the Guarantor.

4.02 If any sum shall become due on a day which is not a Banking Day, the due date thereof shall be extended to the next succeeding Banking Day, unless such Banking Day falls in the next calendar month, in which event such due date shall be the immediately preceding Banking Day.

4.03 In the event that the Lender does not receive on the due date any sum due under this Guaranty, the Guarantor shall pay to the Lender on demand interest on such sum from and including the due date therefor to the date of actual payment (after as well as before judgment) at the rate per annum determined in accordance with the terms of Section 3.03 of the Loan Agreement. All payments of interest

                                    - A-8 -



        hereunder shall be calculated on the basis of actual days elapsed in a 360 day year.


5.      EXPENSES

5.01 The Guarantor shall pay to the Lender on demand all reasonable costs and expenses (including, but not limited to, reasonable legal fees and expenses) and Taxes (as hereinafter defined) thereon incurred by the Lender in connection with the preserving or enforcing of, any of its rights under this Guaranty.

5.02 The Guarantor shall pay promptly all stamp, documentary and other like present and future taxes, duties, imposts, charges, fees, deductions or withholdings of any nature (herein referred to as "Taxes") to which this Guaranty may be subject or give rise and shall indemnify the Lender on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Guarantor to pay any such Taxes.


6.      CURRENCY INDEMNITY

6.01 If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Guarantor or the liquidation of the Guarantor or for any other reason, any payment under or in connection with this Guaranty is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with this Guaranty (the "contractual currency") , then to the extent that the amount of such payment actually received by the Lender, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Guaranty, the Guarantor, as a separate and independent obligation, shall indemnify and hold harmless the Lender against the amount of such shortfall. For the purposes of this Clause 6.01, "rate of exchange" means the rate at which the Lender is able on or about the date of such payment to purchase the contractual currency with the payment currency and shall take into account any premium and other costs of exchange with respect thereto.

                                     - A-9 -



7.      NO COUNTERCLAIM, TAXATION

7.01 All payments to be made by or on behalf of the Guarantor to the Lender pursuant to this Guaranty shall be made (a) without any set-off, counterclaim or condition whatsoever and (b) free and clear of, and without deduction for or on account of, any present or future Taxes, unless the Guarantor is required by law or regulation to make any such payment subject to any Taxes.

7.02 In the event that the Guarantor is required by any law or regulation to make any deduction or withholding on account of any Taxes from any payment due under this Guaranty, then:

        (a) the Guarantor shall notify the Lender promptly as soon as it becomes aware of such requirement;

        (b) the Guarantor shall remit promptly the amount of such Taxes to the appropriate taxation authority, and in any event prior to the date on which penalties attach thereto;

        (c) such payment shall be increased by such amount as may be necessary to ensure that the Lender receives a net amount, free and clear of all Taxes, equal to the full amount which the Leader would have received had such payment not been subject to such Taxes; and

        (d) the Guarantor shall indemnify the Lender against any liability of any of them in respect of such Taxes.

7.03 Not later than thirty days after each deduction or withholding of any such Taxes, the Guarantor shall forward to the Lender evidence satisfactory to the Lender that such Taxes have been remitted to the appropriate taxation authority.

8.      SET-OFF

8.01 The Guarantor hereby authorizes the Lender (without prior notice) to apply any credit balance (whether or not then due) which is at any time held by the Lender for the account of the Guarantor at any office of the Lender in or towards satisfaction of any sum then due from the Guarantor to the Lender under this Guaranty and unpaid. The Lender is authorized to use all or any part of any such credit balance to buy such other currencies as may be necessary to effect

                                    - A-10 -



        such application. The Lender shall not be obliged to exercise any of its rights under this Clause 8.01, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which the Lender is at any time otherwise entitled (whether by operation of law, contract or otherwise).

9.       COMMUNICATIONS

9.01 Any communication, demand or notice to be given to the Guarantor hereunder shall given in writing or by mail, facsimile transmission or telex as follows:

        To Guarantor:    Hyundai Electronics Ind. Co., Ltd.
                         140-2 Kye-dong, Chongro-ku
                         Seoul, Korea

                         Attn: Int'l Finance Department

                         Facsimile; 746-8076/8277
                         Telex:
                         Answerback:

        or to such other address or telex number that the Guarantor shall notify the Lender.

9.02 All communications and documents delivered pursuant to or otherwise relating to this Guaranty shall either be in English or accompanied by a certified English translation.

9.03 A certificate or determination of the Lender as to any matter provided for in this Guaranty, in the absence of manifest error, shall be conclusive and binding on the Guarantor.

10.     ASSIGNMENTS AND TRANSFERS

10.01 This Guaranty shall be binding upon and inure to the benefit of the Lender and the Guarantor and their respective successors and permitted assigns and references in this Guaranty to either of them shall be construed accordingly.

10.02 The Guarantor may not assign or transfer any of its rights and/or obligations under this Guaranty.

                                    - A-11 -



10.03 The Lender may assign all or any part of its rights hereunder to any assignee of all or a similar proportion of its rights under the Loan Agreement, without the consent of the Guarantor. The Lender shall notify the Guarantor prior to any such assignment.

10.04 The Lender may disclose to any potential assignee or transferee of all or any part of its rights or obligations under this Guaranty or to any person who may otherwise enter into contractual relations with the Lender in relation to this Guaranty, such information about the Guarantor and/or its related entities as the Lender thinks fit; provided, that the identity of any such person receiving the information pursuant to this Clause 10.04 shall have been notified to the Guarantor in advance of such release of information.

11.     MISCELLANEOUS

11.01 Time shall be of the essence in the performance of the obligations by the Guarantor under this Guaranty. No delay or omission on the part of the Lender in exercising any right, power or remedy under this Guaranty shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law.

11.02 No failure to exercise any right, power or privilege under this Guaranty on the part of the Lender shall operate as a waiver thereof. No waiver by the Lender of any terms of this Guaranty shall be effective unless in writing.

11.03 If at any time any one or more of the provisions in this Guaranty are or become invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Guaranty shall not be in any way affected or impaired thereby.

11.04 The obligations of the Guarantor under this Guaranty shall remain in full force and effect until the Lender shall have received all amounts due or to become due to it hereunder in accordance with the terms hereof. Without prejudice to the

                                    - A-12 -



        foregoing, the obligations of the Guarantor under Clauses 1.04, 4.03, 5 and 6 shall survive the repayment of the Loan.


12.     LAW AND JURISDICTION

12.01 This Guaranty shall be governed by, and construed in accordance with, the laws of Korea.

12.02 Any litigation arising out of or in connection with this Guaranty shall be brought in the courts having jurisdiction over the Lender's registered office in Seoul or in such other courts as the Lender may elect, and by execution and delivery of this Guaranty irrevocably and unconditionally submits to each such jurisdiction. The foregoing, however, shall not limit the rights of the Lender to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction, whether concurrently or not.

12.03 The Guarantor represents and warrants that this Guaranty is a commercial rather than a public or governmental act and that the Guarantor is not entitled to claim immunity from legal proceedings with respect to itself or any of its property on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Guaranty. To the extent that the Guarantor or any of its properties has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Guarantor hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Guaranty.

IN WITNESS WHEREOF we have executed this Guaranty as of the day and year first above written.


                                   HYUNDAI ELECTRONICS IND.  CO., LTD.


                                   By   /s/ AUTHORIZED SIGNATURE
                                        ----------------------------------------
                                        Name:  Authorized Officer
                                        Title:

                                                                       EXHIBIT B



                          (Letterhead of the Borrower)


                               NOTICE OF DRAWDOWN


                                             Date:


Banque Nationale de Paris
Seoul Branch
8F, Oriental Chemical Building
50, Sokong-dong
Chung-ku, Seoul
Korea


         Re:   Loan Agreement dated as of December 20, 1996/
               Notice of Drawdown



Gentlemen:

        Maxtor Corporation (the "Borrower") hereby gives notice, in accordance with Section 2.02 of the loan agreement dated as of December 20, 1996 (the "Loan Agreement"), of the Borrower's intent to draw down thereunder and requests that a Drawdown be made on ___________ 199_ in the amount of US$ __________________.
All sums advanced to the Borrower shall be transferred to Account no. ______ _________________ at_________________________ standing in the name of_____________________.

        The Borrower hereby certifies to you that as of the date of this notice:

        (1) no Event of Default, and no event which with the giving of notice or the passing of time, or both, would constitute an Event of Default, has occurred;

        (2) the representations and warranties contained in the Loan Agreement remain true and correct as of the date of this notice; and

                                    - B-2 -


        (3) all applicable conditions precedent specified in Sections *(9.01) (9.02) and 9.03 of the Loan Agreement have been satisfied.

        The terms used herein have the meanings ascribed to them in the Loan Agreement.


                                        MAXTOR CORPORATION




                                        By   ___________________________________
                                             Name:
                                             Title:



----------
*delete as appropriate

                                    EXHIBIT C



                     IRREVOCABLE POWER OF ATTORNEY AGREEMENT
                           TO COMPLETE PROMISSORY NOTE



                                             (Date)



To:      Banque Nationale de Paris
         Seoul Branch



Reference is made to the loan agreement ("Loan Agreement") entered into between you as the Lender and Maxtor Corporation as the Borrower, dated as of December 20, 1996.

Except as otherwise specifically stated herein all terms used in this Power of Attorney shall be as defined in the Loan Agreement.

We, the undersigned, being the Guarantor, will deliver to you a bank clearable promissory note (the "Default Note") pursuant to the terms of the Loan Agreement, payable to you, duly executed by the Guarantor and complete in all respects except that the maturity date and the amount will be blank.

We acknowledge that the Default Note will be delivered to you in fulfillment of the requirement of Section 5.01 of the Loan Agreement and that, in addition to and not limited by the authorizations contained herein, you have the right to treat the Default Note in all respects, including but not limited to consolidation and demand for payment, in the manner contemplated by the Loan Agreement.

You or any of your agents or employees with full rights of substitution are hereby irrevocably and specifically authorized and empowered, in your sole discretion and upon the occurrence of any Event of Default, to complete the Default Note by inserting therein the maturity date and the proper amount in Won calculated at the exchange rate determined by the Lender including principal amount of Loan, accrued interest, default interest and other costs to be borne by the Borrower pursuant to the Loan Agreement.

                                    - C-2 -



We acknowledge and agree that all actions taken by you pursuant to this Power of Attorney including but not limited to the determination of the maturity date and the amount to be inserted in the Default Note shall be binding, final and conclusive on us absent manifest error.

We further acknowledge and agree that this authorization is irrevocable and may not be limited in any manner whatsoever except to the extent specifically stated herein. This authorization shall expire on the date that you, in your sole discretion, determine that all sums owing or which shall become owing under the Loan Agreement, have been fully paid.

Any and all authorizations of the Board of Directors of the Guarantor required for this Power of Attorney have been obtained and shall remain in full force and effect until all obligations under the Loan Agreement have been discharged.



GUARANTOR:     HYUNDAI ELECTRONICS INC. CO., LTD.



               By   /s/ AUTHORIZED SIGNATURE
                    --------------------------------
                    Name:  Authorized Officer
                    Title:

                                                                       EXHIBIT D



                          (Letterhead of the Borrower)


                                   CERTIFICATE


                                                  Date:


Banque Nationale de Paris
Seoul Branch
8F, Oriental Chemical Building
50, Sokong-dong
Chung-ku, Seoul
Korea


        I [ name ] the duly elected, qualified and acting secretary of Maxtor Corporation (the "Borrower"), HEREBY CERTIFY that:

        (a) attached hereto marked "Attachment-A", are true and correct copies of the Certificate of Incorporation and By-Laws of the Borrower as amended to date;

        (b) attached hereto marked "Attachment-B", are true and correct copies of the resolutions of the Directors of the Borrower approving the execution, delivery and performance of the Loan Agreement made between the Borrower and Banque Nationale de Paris, Seoul Branch and dated December 20, 1996 (the "Agreement"), and all other agreements and documents to be delivered by the Borrower pursuant thereto and authorizing a named person or persons to sign the Agreement and all documents to be delivered by the Borrower pursuant thereto and such resolutions have not been amended, modified or revoked and are in full force and effect;

                                    - D-2 -



        The following signatures are the true signatures of the persons who have each been authorized to sign the Agreement and any documents related thereto and to give notices and communications, including notices of Drawdown, under or in connection with the Agreement.



         Name                      Position                         Signature

         *                         *
         *                         *
         *                         *



                                        MAXTOR CORPORATION



                                        By   ________________________________
                                             Name:
                                             Title: Secretary

                                                                       EXHIBIT E



                          (Letterhead of the Guarantor)


                                   CERTIFICATE


                                                  Date:


Banque Nationale de Paris
Seoul Branch
8F, Oriental Chemical Building
50, Sokong-dong
Chung-ku, Seoul
Korea


        I, [ name ] of the Representative Director of Hyundai Electronics Ind. Co., Ltd. (the "Guarantor") , HEREBY CERTIFY that:

        (a) attached hereto marked "Attachment-A", are true and correct copies of the Articles of Incorporation of, and the Company Registry extracts regarding, the Guarantor;

        (b) attached hereto marked "Attachment-B", are true and correct copies of the minutes of the Board of Directors' meeting of the Guarantor at which the Board adopted resolutions approving the execution, delivery and performance by the Guarantor of the Guaranty in connection with the Loan Agreement made between Maxtor Corporation and Banque Nationale de Paris, Seoul Branch and dated December 20, 1996 (the "Loan Agreement") , and all documents to be delivered by the Guarantor pursuant to the Guaranty and the Loan Agreement, and authorizing a named person or persons to sign such documents and such resolutions have not been amended, modified or revoked and are in full force and effect;

        (c) attached hereto marked "Attachment-C", is a true and correct copy of the seal impression certificate of the Representative Director and the seal impressions affixed on the minutes of the Board of Directors' meeting as referred to in (b) are genuine seal impressions of the Directors participating in such meeting;

      The following signatures are the true signatures of the persons who have each been authorized to sign the Guaranty and any related documents as referred to in (b) above.



      Name                    Position                  Signature
      ----                    --------                  ---------
      *                       *
      *                       *
      *                       *


                  HYUNDAI ELECTRONICS IND. CO., LTD.



                  By
                    --------------------------------
                    Name:
                    Title: Representative Director